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                                                                  Exhibit 10.10



                    SEPARATION AGREEMENT AND GENERAL RELEASE
                                  ("Agreement")

         This Separation Agreement and General Release (the "Agreement") effective as of February 1, 2000 (the "Effective Date") is made by and between Embarcadero Technologies, Inc., a California corporation (the "Company"), and Stuart Browning, an individual ("Browning").

                                   WITNESSETH:

         WHEREAS, the parties to this Agreement are Stuart Browning, his heirs, representatives, successors and assigns (hereinafter referred to collectively as "Browning") and Embarcadero Technologies, Inc. and/or any of its predecessors, successors, subsidiaries, affiliates or related companies (hereinafter referred to collectively as "the Company").

         WHEREAS, Browning has served the Company as an employee from the Company's formation to the present; and

         WHEREAS, Browning has agreed to resign his employment from the Company effective February 1, 2000 pursuant to the terms below; and

         WHEREAS, the Company intends to make certain payments and to provide certain other benefits to Browning on the terms and conditions herein set forth.

         NOW, THEREFORE, IN CONSIDERATION of the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. The Company shall pay Browning severance compensation in the amount of one hundred twenty thousand dollars ($120,000). This amount shall be paid in monthly installments of ten thousand dollars ($10,000) per month for a period of one year beginning February 1, 2000 and ending January 31, 2001 (the "Severance Period"). All amounts paid pursuant to this Paragraph shall be subject to the appropriate withholdings, in the same manner as withholdings were deducted throughout Browning's tenure of employment.

         2. The Company further agrees to provide Browning with full participation in the Company's health, disability and life insurance benefit programs, at the Company's expense, during the Severance Period. At the conclusion of the Severance Period, Browning will be eligible for continued coverage in the aforementioned benefit plans to the fullest extent provided by applicable law. Browning hereby agrees that if at any time during the Severance Period he becomes


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employed by another entity and becomes eligible for benefit coverage, he will notify the Company and terminate his insurance coverage with and through the Company at the earliest possible date.

         3. The Company further agrees that Browning shall have full right, title and interest to the 2,400,000 shares of Common Stock in the Company held by Browning as of the Effective Date of this Agreement.

         4. As consideration and inducement for this Agreement, Browning hereby waives, releases and forever discharges the Company, its affiliates, and its directors, officers, shareholders, employees and agents from any and all complaints, claims, suits, causes of action, known or unknown, whether in law or in equity, which he has asserted or could now assert at common law or under any statute, regulation, or law, whether federal, state or local, on any ground whatsoever, including, but not limited to, the California Labor Code, as amended, Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, as amended, the Equal Pay Act, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, Section 1981 of Title 42 of the United States Code, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, the Americans with Disabilities Act, and any other claims relating to or with respect to any event, matter, or occurrence arising out of or in any way associated with his employment by the Company, the termination of that employment or any acts or omissions of the Company relating thereto prior to the Effective Date of this Agreement; provided, however, that this release shall not constitute a release with respect to any obligations of the Company set forth in this Agreement.

         5. The Company hereby waives, releases and forever discharges Browning, his heirs, executors, administrators, insurers, successors and assigns from any and all complaints, claims, suits, causes of action, known or unknown, whether in law or in equity, which the Company has asserted or could now assert at common law or under any statute, regulation, or law, whether federal, state or local, on any ground whatsoever, and any other claims relating to or with respect to any event, matter, or occurrence arising out of or in any way associated with Browning's employment by the Company, the termination of that employment or any acts or omissions of Browning relating thereto prior to the Effective Date of this Agreement (including, without limitation, his ownership of the Common Stock referred to in paragraph 3, above); provided, however, that this release shall not constitute a release with respect to any obligations of Browning set forth in this Agreement.

         6. Browning also agrees that he will not make any written or oral communications that could reasonably be considered to be in derogation of the Company in any respect, including, but not limited to, the Company's business, technology, products, employees, officers, directors, or agents.


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         7. The Company also agrees that it will cause its officers and directors not make any written or oral communications that could reasonably be considered to be in derogation of Browning or the performance of his job duties while employed by the Company.

         8. During the Severance Period, Browning will make himself available upon reasonable notice, at reasonable times and places, to act as a consultant to the Company in connection with its business activities.

         9. Browning further agrees that any and all information and data obtained by or disclosed to him at any time during his employment with the Company, which is not generally known to the public, including but not limited to information concerning the Company's customers, methods of operation, processes, practices, policies, programs procedures, and/or personnel data, are confidential and/or proprietary to the Company, constitute trade secrets of the Company and shall not be disclosed, discussed, or revealed to any persons, entities or organizations, outside of the Company, without prior written approval of an authorized representative of the Company, to the extent permitted by law.

         10. Browning also agrees that as part of his consideration for the payments and benefits provided herein and to protect the Company's confidential and proprietary information, Browning agrees that during the Severance Period:

                  a. he will not directly or indirectly solicit or accept customers/clients/or business opportunities of the Company;

                  b. he will not directly or indirectly solicit or induce any employee of the Company to terminate his or her employment with the Company; and

                  c. he will not engage in or pursue any business opportunity to develop or design products competitive with the products of the Company. (Browning and the Company agree and acknowledge that the Company's products include those products listed on Attachment B.)

         11. As to the matters released in Paragraphs 4 and 5 above, Browning and the Company hereby respectively waive and release any and all rights under
Section 1542 of the California Civil Code or any analogous state, local, or federal law, statute, rule, order or regulation. California Civil Code Section 1542 reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


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         Subject to the limitations of paragraphs 4 and 5 above, Browning and the Company hereby expressly agree that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages as well as those that are now disclosed.

         9. Browning agrees that, if so requested by the Company and the representative of the underwriter(s), he shall not sell or otherwise transfer (other than to donees who agree to be similarly bound) any securities of the Company during the 180 day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, provided that all officers and directors of the Company and persons holding 5% or more of the Company's securities enter into similar agreements.

         10. The parties hereby acknowledge that in signing this Agreement they may be waiving certain legal rights.

         11. Browning warrants and represents that he has not filed any claim, charge, action or complaint concerning any matter referred to in this Agreement. Browning further agrees neither to file nor to encourage another to file any claims, charges, actions or complaints for damages concerning any matter referred to in this Agreement, except as otherwise provided by law.

         12. This settlement was either negotiated for the parties by representatives of their own choosing, or, after having had a reasonable opportunity to obtain representatives of their own choosing, they elected to represent themselves in such negotiations. The parties are voluntarily agreeing to this compromise agreement. It is agreed that this is a compromise settlement and that the payment under this Agreement is not an admission of any liability or obligation.

         13. Browning and the Company agree that he and it will neither disclose nor voluntarily allow anyone else to disclose either the fact of, the reasons for, or the provisions of this Agreement without the prior written consent of the other party, unless required to do so by law, provided, that Browning and the Company nonetheless may disclose this Agreement and its provisions to his or its attorney, accountants and any taxing authority, and that the Company may disclose the fact of Browning's resignation and the fact that he is being paid severance (including the amount of such severance) as required pursuant to necessary corporate disclosures.

         14. Browning and the Company expressly state that they have read this Agreement and understands all of its terms, that the preceding paragraphs recite the sole consideration for this Agreement, and that this Agreement constitutes the entire agreement with respect to any matters referred to in it. This Agreement supersedes any and all other agreements between Browning and the Company. This Agreement may


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only be amended in writing signed by Browning and an officer of the Company, and it is executed voluntarily and with full knowledge of its significance.

         15. If any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

         16. As further mutual consideration of the promises set forth herein, the Company and Browning agree that they each are responsible for their own attorney's fees and costs, and each agrees not to seek from the other or others released hereby reimbursement for attorney's fees and/or costs incurred in this action or relating to any matters addressed in this Agreement.

         17. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

         18. Any notice required or permitted to be given under this Agreement by one party hereto to the other shall be sufficient if given or confirmed in writing addressed as respectively indicated:

                  To Company:               Embarcadero Technologies, Inc
                                            425 Market Street, Suite 425
                                            San Francisco, CA 94105
                                            Attention: President

                  To Browning:              Mr. Stuart Browning
                                            510 Stockton Street, Apt. 5
                                            San Francisco, CA 94108

                                            and

                                            Blaine Greenberg, Esq.
                                            3400 Red Rose Dr.
                                            Encino, CA 91436

         19. Browning acknowledges and agrees he has been told that he has up to twenty one (21) days from the date he and his attorney (Blaine Greenberg, Esq.) first received this Agreement to obtain the advice and counsel of the legal representative of his choice and to decide whether to sign it. Browning understands and agrees that for seven (7) calendar days after he signs this Agreement he has the right to revoke it, and this Agreement shall not become effective and enforceable until after the passage of this


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seven-day period without Browning having revoked it. This Agreement may not be revoked by Browning after the seven-day period. Browning understands and agrees that payment will be made and benefits extended to him pursuant to this Agreement only if he signs and returns Attachment A, confirming that he does not revoke this Agreement, and provided that Attachment A is signed no earlier than eight (8) calendar days after Browning signs this Agreement.

         IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed hereto by its duly authorized officer, and Browning has hereunto set his hand.




Dated:  February 4, 2000                      /s/ Stuart Browning
                                             -----------------------------------
                                                   Stuart Browning

Dated:  February 4, 2000                     EMBARCADERO TECHNOLOGIES, INC.


                                             By:  /s/ Ellen Taylor
                                                --------------------------------
                                                   Ellen Taylor
                                                   President and Chief Executive
                                                   Officer


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                                  ATTACHMENT A



                           STATEMENT OF NON-REVOCATION
                        AS OF THE DATE SHOWN ON THIS FORM



         By signing below, I hereby verify that I have chosen not to revoke my agreement to and execution of the General Release and Settlement Agreement. My signature confirms my renewed agreement to the terms of that agreement, including the release and waiver of any and all claims relating to my employment with the Embarcadero Technologies, Inc. and/or the termination of that employment.


Stuart Browning
--------------------------------                         ----------------------
Name (Please Print)                                      Social Security Number

/s/ Stuart Browning                                      2-13-2000
--------------------------------                         -----------------------
Signature*                                               Date*




*DO NOT SIGN, DATE OR RETURN THIS DOCUMENT UNTIL EIGHT (8) DAYS AFTER YOU SIGN THE GENERAL RELEASE AND SETTLEMENT AGREEMENT


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